Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

between

CARLYLE SECURED LENDING, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated as of November 20, 2023

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of November 20, 2023, is between Carlyle Secured Lending, Inc., a Maryland corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE

COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of November 20, 2023 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debt securities, in an unlimited aggregate principal amount (the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company desires to initially issue and sell up to $85,000,000 aggregate principal amount (inclusive of $10,000,000 aggregate principal amount pursuant to the exercise in full of the underwriters’ overallotment option to purchase additional Notes) of the Company’s 8.20% notes due 2028 (the “Notes”);

WHEREAS, Sections 3.01 and 9.01(v) and (vii) of the Base Indenture provide that, without the consent of the Holders of the Securities of any series used under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Securities, as set forth in the Base Indenture and (ii) provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Sections 2.01 and 3.01 of the Base Indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the Base Indenture or any series of Securities, or to add to the rights of the holders of any series of Securities;

WHEREAS, the Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture solely with respect to, and for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (each, a “Future Supplemental Indenture”)); and

WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this First Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

TERMS OF THE NOTES

Section 1.01. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) The Notes shall constitute a series of Securities having the title “8.20% Notes due 2028”. The Notes shall constitute “Senior Securities” under the Indenture. The Notes shall bear a CUSIP number of 872280201 and an ISIN number of US8722802019, as may be supplemented or replaced from time to time.

(b) The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06, 11.07 or 13.05, of the Base Indenture) shall be $85,000,000 (inclusive of $10,000,000 aggregate principal amount pursuant to the underwriters’ overallotment option to purchase additional Notes). Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case, “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes; provided that, if such Additional Notes are not fungible with the Notes (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes shall have different CUSIP numbers from the Notes (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes shall constitute a single series under the Indenture, and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.

(c) The entire outstanding principal of the Notes shall be payable on December 1, 2028, unless earlier redeemed or repurchased in accordance with the provisions of this First Supplemental Indenture.

(d) The rate at which the Notes shall bear interest shall be 8.20% per annum. The date from which interest shall accrue on the Notes shall be November 20, 2023, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be March 1, June 1, September 1 and December 1 of each year, commencing March 1, 2024 (provided that, if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment shall be made on the next succeeding Business Day and no additional interest shall accrue as a result of such delayed payment); the initial interest period shall be the period from and including November 20, 2023, to, but excluding, the initial Interest Payment Date, and the subsequent interest periods shall be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Payment of principal of (and premium, if any, on) and any such interest on the Notes shall be made at the office of the Trustee located at 240 Greenwich Street, Floor 7 East, New York, New York 10286. Attention: Corporate Trust Administration—Carlyle Secured Lending, Inc. (8.20% Notes Due 2028) or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Notes by wire transfer of immediately available funds to an account at a bank in the United States, on the date when such amount is due and payable and as further set forth in Section 10.01 of the Indenture; provided, further, however, that, so long as the Notes are registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

(e) The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this First Supplemental Indenture. Each Global Note shall represent the aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any new Global Note reflecting the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made in accordance with Sections 2.03 and 3.05 of the Base Indenture.

(f) The depositary for such Global Notes (the “Depository”) shall be DTC. The Security Registrar with respect to the Global Notes shall be the Trustee.

(g) The Notes shall be defeasible pursuant to Section 14.02 or Section 14.03 of the Base Indenture as modified in this First Supplemental Indenture. Covenant defeasance contained in Section 14.03 of the Base Indenture shall apply to the covenants contained in Section 10.08 of the Base Indenture and Sections 10.09 and 10.10 of the Indenture.

(h) The Notes shall be redeemable pursuant to Section 11.01 of the Base Indenture and as follows:

(i) The Notes shall be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after December 1, 2025, upon not less than 30 days nor more than 60 days written notice prior to the date fixed for redemption thereof, at a Redemption Price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the Redemption Date.

(ii) Notice of redemption shall be given in writing, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture. As long as the Notes are in book-entry form and represented by a Global Note, the notice of redemption will be sent in accordance with the procedures of the Depository.

(iii) Any exercise of the Company’s option to redeem the Notes shall be done in compliance with the Indenture and the Investment Company Act, to the extent applicable.

(iv) If the Company elects to redeem only a portion of the Notes, the Trustee, with respect to non-Global Notes shall select the particular Notes to be redeemed by lot and, with respect to the Global Notes, the Depository shall determine the method for selecting the particular Notes to be redeemed, in accordance with Section 11.03 of the Base Indenture, the Investment Company Act and the rules of any national securities exchange or quotation system on which the Notes are listed, in each case to the extent applicable.

(v) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Notes called for redemption hereunder.

(i) The Notes shall not be subject to any sinking fund pursuant to Section 12.01 of the Base Indenture.

(j) The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

(k) Holders of the Notes shall not have the option to have the Notes repaid prior to the Stated Maturity pursuant to Article 13 of the Base Indenture.

With respect to Section 1.01(h)(iii) and (iv) above, the Trustee shall have no responsibility for determining whether any redemption hereunder complies with the Investment Company Act or whether any method for selecting particular Notes to be redeemed complies with the Investment Company Act or the rules of any national securities exchange or quotation system on which the Notes are listed and shall be entitled to receive and to conclusively rely upon an Officers’ Certificate specifying any required method certifying as to such compliance.

ARTICLE II

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by adding the following defined terms to Section 1.01 in appropriate alphabetical sequence, as follows:

““DTC” means The Depository Trust Company, New York, New York, and any successor thereto.”

““Investment Company Act” means the United States Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable, and any statute successor thereto.

Section 2.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by replacing the definitions of “Business Day”, “Corporate Trust Office” and “Officers’ Certificate” in Section 1.01 with the following:

“‘Business Day”, when used with respect to any particular location referred to in this Indenture or in the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, or the city in which the Corporate Trust Office is located or that particular location are authorized or obligated by law or executive order to close.”

“‘Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street, Floor 7 East, New York, New York 10286. Attention: Corporate Trust Administration—Carlyle Secured Lending, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).”

“‘Officers’ Certificate” means a certificate signed by the Chairman, the Chief Accounting Officer, the Chief Executive Officer, the Chief Financial Officer (or, in each case, any permitted designee of such Person as may be identified as such in a writing delivered to the Trustee from time to time), and by the Treasurer, Assistant Treasurer, Secretary, or any Vice President of the Company and delivered to the Trustee.”

ARTICLE III

REDEMPTION OF NOTES

Section 3.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 11.03 of the Base Indenture shall be amended by replacing the text thereof with the following:

“In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Notes in accordance with any right the Company reserved for itself to do so pursuant to Section 3.01 hereof, the Company shall, or, upon written request delivered to the Trustee at least five Business Days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), shall cause the Trustee to, give notice of such redemption to holders of the Notes to be redeemed by, with respect to non-Global Notes, mailing, first class postage prepaid, and with respect to Global Notes, sending in accordance with DTC’s procedures, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Security Register. Any notice that is mailed or sent in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of the Notes designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Notes or any other series. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms thereof or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with any such restriction.

Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which the Notes are to be redeemed, and shall state that payment of the redemption price of the Notes to be redeemed will be made at the office or agency of the Company, upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue and that the redemption is from a sinking fund, if such is the case and the CUSIP number of the Notes, if any. If less than all the Notes are to be redeemed, the notice to the holders of such Notes to be redeemed in part shall specify the particular Notes to be so redeemed. As long as the Notes are in book-entry form and represented by a Global Note, the notice of redemption will be sent in accordance with the procedures of the Depository. In no event shall the Trustee be responsible for determining the redemption price at which the Notes are to be redeemed.

In case any Note is to be redeemed in part only, the notice that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Note, a new Note or Notes of such series in principal amount equal to the unredeemed portion thereof will be issued.”

Section 3.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 11.07 of the Base Indenture shall be amended by replacing the text thereof with the following:

“If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee, or by the Depository in the case of Global Notes, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange on which the Notes are listed (if the Notes are listed on any national securities exchange), or if the Notes are not held through the Depository or listed on any national securities exchange, by the Trustee by lot; provided (as shall be determined by the Company and set forth in an Officers’ Certificate delivered to the Trustee, upon which the Trustee may conclusively rely) that any such method complies with the rules of any national securities exchange or quotation system on which the Notes are listed, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Notes or any integral multiple thereof) of the principal amount of the Notes of a denomination larger than the minimum authorized denomination for the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum authorized denomination for the Notes.”

ARTICLE IV

COVENANTS

Section 4.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 10.01 of the Base Indenture shall be amended and restated as follows:

“The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Notes at the time and place and in the manner provided herein and established with respect to such Notes. Payments of principal on the Notes may be made at the time provided herein and established with respect to such Notes by U.S. dollar check drawn on and mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register. Alternatively, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Notes by wire transfer of immediately available funds to an account at a bank in New York City, on the date when such amount is due and payable. To request payment by wire transfer, the registered Holder must give the Security Registrar and the Trustee appropriate wire transfer instructions at least 15 Business Days before the requested payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person who is the registered Holder on the Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in accordance with this Section.” Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on Global Notes shall be made in accordance with the procedures of the Depository.

Section 4.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Sections 10.09 and 10.10 thereto, each as set forth below and each of which is subject to waiver pursuant to Section 10.07 of the Base Indenture:

“Section 10.09. Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which Notes are Outstanding, the Company will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act or any successor provisions, whether or not the Company continues to be subject to such provisions of the Investment Company Act but giving effect, in either case, to any exemptive relief granted to the Company by the Commission.”

“Section 10.10. Section 18(a)(1)(B) of the Investment Company Act.

The Company hereby agrees that for the period of time during which Notes are Outstanding, the Company shall not declare any dividend (except a dividend payable in stock of the Company), or declare any other distribution, upon a class of the Company’s capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the Investment Company Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, to any no-action relief granted by the Commission to another business development company and upon which the Company may reasonably rely (or to the Company if it determines to seek such similar no-action or other relief) permitting the business development company to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act, in order to maintain such business development company’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.”

ARTICLE V

REMEDIES

Section 5.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 5.01 of the Base Indenture shall be amended and restated as follows:

“Whenever used herein with respect to the Notes, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1)	default in the payment of any interest upon any Note when such interest becomes due and payable, and such default is not cured for a period of 30 days from the due date; or

(2)	default in the payment of the principal of (or premium on, if any) any Note when it becomes due and payable at its Maturity, including upon any Redemption Date or required repurchase date; or

(3)

default in the performance of any covenant or agreement of the Company in this Indenture with respect to any Note (other than a covenant or agreement a default in whose performance is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than the Notes), and continuance of such default for a period of 60 days after there has been given written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4)	the Company, pursuant to or within the meaning of any Bankruptcy Law:

a.	commences a voluntary case or proceeding under any Bankruptcy Law,

b.	consents to the commencement of any bankruptcy or insolvency case or proceeding against it, or files a petition or answer or consent seeking reorganization or relief against it,

c.	consents to the entry of a decree or order for relief against it in an involuntary case or proceeding,

d.	consents to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or for all or substantially all of its property, or

e.	makes an assignment for the benefit of creditors, or admits in writing of its inability to pay its debts generally as they become due or takes any corporate action in furtherance of any such action;

(5)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

a.	is for relief against the Company in an involuntary case or proceeding, or

b.	adjudges the Company bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or

c.	appoints a Custodian of the Company or for all or substantially all of its property, or

d.	orders the winding up or liquidation of the Company,

and the continuance of any such decree or order for relief or any such other decree or order remains unstayed and in effect for a period of 90 consecutive days; or

(6)

if, to the extent required by Sections 18(a)(1)(c)(ii) and 61 of the Investment Company Act, on the last business day of each of twenty-four consecutive calendar months the Notes shall have an asset coverage (as such term is used in the Investment Company Act of 1940) of less than 100 per centum, giving effect to any amendments to such provisions of the Investment Company Act and to any exemptive relief granted to the Company by the Commission.”

The term “Bankruptcy Law” means title 11, U.S. Code or any applicable federal or state bankruptcy, insolvency, reorganization or other similar law. The term “Custodian” means any custodian, receiver, trustee, assignee, liquidator, sequestrator or other similar official under any Bankruptcy Law.

Section 5.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, the first paragraph of Section 5.02 of the Base Indenture shall be amended and restated as follows:

“If an Event of Default occurs and is continuing, in each and every such case, other than an Event of Default specified in clause (4) or clause (5) of Section 5.01, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in clause (4) or clause (5) of Section 5.01 occurs, the principal of and accrued and unpaid interest on all the Notes shall automatically be immediately due and payable without any declaration or other act on the part of the Trustee or the holders of the Notes.”

Section 5.03. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, the first paragraph Section 5.03 of the Base Indenture shall be amended and restated as follows:

“The Company covenants that (i) in case it shall default in the payment of any installment of interest on any of the Notes, or in any payment required by any sinking or analogous fund established with respect to the Notes, as and when the same shall have become due and payable, and such default shall have continued for a period of 30 days, or (ii) in case it shall default in the payment of the principal of (or premium, if any, on) any of the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon redemption or upon declaration or otherwise then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have been become due and payable on all such Notes for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 6.06.”

Section 5.04. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, the first paragraph of Section 5.07 of the Base Indenture shall be amended and restated as follows:

“No holder of any Note shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Notes specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to take action because of the default; (iii) such holder or holders shall have offered to the Trustee such indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (v) during such 60 day period, the holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request.”

ARTICLE VI

CONCERNING THE SECURITYHOLDERS

Section 6.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 1.04(e) of the Base Indenture shall be amended by replacing the text thereof with the following:

“If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other act (each, an “Act”), the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders of the Notes entitled to give such Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders of the Notes generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such Act may be given before or after such record date, but only the Holders of the Notes of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the Notes of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of the Notes on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.”

ARTICLE VII

SUPPLEMENTAL INDENTURES

Section 7.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 9.01 of the Base Indenture shall be amended by replacing the text thereof with the following:

“Without the consent of any Holders of the Notes, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes contained; or

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(c) to add any additional Events of Default for the benefit of the Holders of all or any series of Notes (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

(d) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision; or

(e) to secure the Securities; or

(f) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01, including the provisions and procedures relating to Securities convertible into or exchangeable for any securities of any Person (including the Company), or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purpose of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed; or

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(h) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, or to conform the terms hereof, as amended and supplemented, that are applicable to the Notes to the description of the terms of Notes in the prospectus supplement or other offering document applicable to the Notes at the time of initial sale thereof; provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(i) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.01, 14.02 and 14.03; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or.

(j) to add guarantors or co-obligors with respect to the Notes or to release guarantors from their guarantees of the notes in accordance with the terms of the Notes.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02.”

Section 7.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 9.02 of the Base Indenture shall be amended by replacing the text thereof with the following:

“With the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture that affects the Notes or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note:

(a) change the Stated Maturity of the principal of (or premium, if any) or any installment of principal of or interest on, any Note; or reduce the principal amount thereof or the rate of interest (or change the manner of calculating the rate of interest thereon), or any premium payable upon the redemption thereof, or reduce the portion of the principal of a Note that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or upon the redemption thereof or the amount thereof provable in bankruptcy pursuant to Section 5.04, or adversely affect any right of repayment at the option of the Holder, or change any place of payment where, or the currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date), or

(b) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce any requirements of Section 1.04 for quorum or voting, or

(c) modify any of the provisions of this Section, Section 5.13 or Section 10.07 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Note with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.10 and 9.01(viii).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date that is eleven months after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.”

ARTICLE VIII

SUCCESSOR ENTITY

Section 8.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, the first paragraph of Section 8.01 of the Base Indenture shall be amended by replacing the text thereof with the following:

“The Company shall not consolidate with or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any Person, unless:

(1) either the Company shall be the continuing entity, or the entity (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) the Company or the successor Person have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.”

ARTICLE IX

SATISFACTION AND DISCHARGE

Section 9.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Sections 4.01 and 4.02 of the Base Indenture shall apply to the Notes.

ARTICLE X

DEFEASANCE AND COVENANT DEFEASANCE

Section 10.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Sections 14.01, 14.02, 14.03 and 14.04 of the Base Indenture shall be amended and restated as follows:

Section 14.01. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 14.02 (if applicable) or Section 14.03 (if applicable) be applied to such Outstanding Notes upon compliance with the conditions set forth below in this Article.

Section 14.02. Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section with respect to the Notes, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.05 and the other Sections of this Indenture referred to in clauses (A) and (B) of this Section, and to have satisfied all its other obligations under the Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Notes receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on the Notes when such payments are due, (B) the Company’s obligations with respect to such Notes under Sections 3.05, 3.06, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 14.03 with respect to such Notes. Following a defeasance, payment of such Notes may not be accelerated because of an Event of Default.

Section 14.03. Covenant Defeasance.

Upon the Company’ s exercise of the above option applicable to this Section with respect to any Notes, the Company shall be released from its obligations under Sections 10.07, 10.08, 10.09 and 10.10 on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “covenant defeasance”), and such Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(3) or Section 5.01(6) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. Following a covenant defeasance, payment of such Notes may not be accelerated because of an Event of Default solely by reference to such Sections specified above in this Section 14.03.

Section 14.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 14.02 or Section 14.03 to any Outstanding Notes:

(i)

The Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for the benefit of, and dedicated solely to, the Holders of such Notes, (A) an amount, or (B) Government Obligations applicable to such Notes which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, without reinvestment thereof, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Notes, money in an amount, or (C) a combination thereof, in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (1) the principal of and interest, if any, on such Outstanding Notes on the Stated Maturity of such principal or installment of principal or interest and (2) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes.

(ii)

Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(iii)

No Default or Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(4) and 5.01(5) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(iv)

In the case of an election under Section 14.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(v)

In the case of an election under Section 14.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(vi)

The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to either the defeasance under Section 14.02 or the covenant defeasance under Section 14.03 (as the case may be) have been complied with.

ARTICLE XI

MISCELLANEOUS

Section 11.01. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 11.02. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.03. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this First Supplemental Indenture or any document to be signed in connection with this First Supplemental Indenture shall be deemed to include electronic signatures (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or ESRA, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably acceptable to the Trustee), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 11.04. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture.

Section 11.05. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 11.06. Notwithstanding anything else to the contrary herein, the terms and provisions of this First Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture, and this First Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.

Section 11.07. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof. For the avoidance of doubt, the Trustee shall not be responsible for monitoring compliance by the Company with the Investment Company Act, nor shall it have any liability in connection therewith.

Section 11.08. For the avoidance of doubt, the provisions of Sections 1.13 (Submission to Jurisdiction) and 1.14 (Waiver of Jury Trial) of the Base Indenture shall be incorporated by reference herein as if set forth herein in full.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

CARLYLE SECURED LENDING, INC.

By:	/s/ Nelson Joseph
Name:	Nelson Joseph
Title:	Chief Accounting Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By:

By:	/s/ Michele R. Shrum
Name:	Michele R. Shrum
Title:	Senior Vice President

[Signature Page to First Supplemental Indenture]

Exhibit A — Form of Global Note

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Carlyle Secured Lending, Inc.

No.	$
CUSIP No. 872280201
ISIN No. US8722802019

8.20% Notes due 2028

Carlyle Secured Lending, Inc., a corporation duly organized and existing under the laws of Maryland (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of (U.S. $ ) on December 1, 2028, and to pay interest thereon from November 20, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 1, June 1, September 1 and December 1 in each year, commencing March 1, 2024, at the rate of 8.20% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15 and November 15, whether or not a Business Day, as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders of the Notes on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of (and premium, if any, on) and any such interest on this Security shall be made at the Corporate Trust Office of the Trustee located at 240 Greenwich Street, Floor 7 East, New York, New York 10286. Attention: Corporate Trust Administration—Carlyle Secured Lending, Inc. (8.20% Notes Due 2028) or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Securities by wire transfer of immediately available funds to an account at a bank in New York City, on the date when such amount is due and payable and as further set forth in Section 10.01 of the Indenture; provided further, however, that so long as this Security is registered to Cede & Co., such payment shall be made by wire transfer in accordance with the procedures established by The Depository Trust Company.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

CARLYLE SECURED LENDING, INC.

By:
Name:
Title:

Attest

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee

By:	Authorized Officer

Carlyle Secured Lending, Inc.

8.20% Notes due 2028

This Security is one of a duly authorized issue of Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 20, 2023 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as amended and supplemented by the First Supplemental Indenture relating to the Securities, dated as of November 20, 2023, by and between the Company and the Trustee (herein called the “First Supplemental Indenture,” the First Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”). In the event of any conflict between the Base Indenture and the First Supplemental Indenture, the First Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $85,000,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities; provided that, if such Additional Securities are not fungible with the Securities (or any other tranche of Additional Securities for U.S. federal income tax purposes), then such Additional Securities will have a different CUSIP numbers from the Securities (and any such other tranche of Additional Securities). Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after December 1, 2025, at a Redemption Price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the Redemption Date.

Notice of redemption shall be given in writing and mailed, first class postage prepaid or by overnight courier guaranteeing next day delivery to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture. As long as the Notes are in book-entry form and represented by a global security, the notice of redemption will be sent in accordance with the procedures of the Depository.

Any exercise of the Company’s option to redeem the Securities shall be done in compliance with the Indenture and, as determined by the Company, the Investment Company Act, to the extent applicable.

If the Company elects to redeem only a portion of the Securities, the Trustee or, with respect to global Securities, the Depository will determine the method for selecting the particular Securities to be redeemed, in accordance with Section 1.01 of the First Supplemental Indenture and Section 11.03 of the Base Indenture and, as determined by the Company, the Investment Company Act, to the extent applicable. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Securities called for redemption.

Holders of Securities do not have the option to have the Securities repaid prior to the stated maturity date.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default (other than an Event of Default referred to in clause (4) or (5) of Section 5.01 of the First Supplemental Indenture) with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default referred to in clause (4) or (5) of Section 5.01 of the First Supplemental Indenture with respect to the Company has occurred, the entire principal amount of all of the Securities shall automatically become due and immediately payable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, security, or both, reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of

Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Notwithstanding the foregoing, transfers of Securities of this series represented by global Security will be made in accordance with the procedures of the Depository.

The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee, or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, or the Security Registrar and any agent of the Company, the Trustee, or the Security Registrar shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee, the Security Registrar, or any agent thereof shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.